EXHIBIT 10.3

THIS NOTE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

DIEGO PELLICER WORLDWIDE, INC.

FIRST PRIORITY SECURED

CONVERTIBLE PROMISSORY NOTE

$2,383,667.77	Effective Date: June 29, 2018

FOR VALUE RECEIVED, Diego Pellicer Worldwide, Inc. (the “Company”) promises to pay to 0851229 BC Ltd. (the “Investor”), in lawful money of the United States of America, the principal sum of two million three hundred eighty-three thousand and six hundred sixty seven dollars and seventy seven cents ($2,383,667.77) with interest accruing on the unpaid principal amount outstanding hereunder at the rate of ten (10%) percent, per annum, calculated on a daily basis. No principal or interest shall be payable until September 30, 2018. Commencing on September 30, 2018, Company shall pay to Investor, once per fiscal quarter, the lesser of (a) fifteen percent (15%) of its pretax profit (after deducting expenses) for such quarter and (b) the monthly payment that would have been due and payable hereunder had the Note been amortized over the period commencing on the Effective Date and ending on the Maturity Date. Thereafter, all outstanding principal and accrued interest on the Note shall be due and payable upon the second anniversary of the Effective Date (the “Maturity Date”).

1. Conversion.

1.1 Conversion Right. The Investor shall have the right, from time to time, commencing upon the date of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note and accrued interest into fully paid and non-assessable shares of Common Stock or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) as provided herein (a “Conversion”) by the delivery to the Company of a notice of conversion in the form attached hereto as Exhibit A (the “Notice of Conversion”). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price on the date specified in the Notice of Conversion ( unless such Notice of Conversion is submitted to the Company following 5:00 p.m., New York, New York time, in which case the Conversion Amount shall be divided by the Conversion Price on the immediately following business day) (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

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1.2 Conversion Price. The conversion price per share of Common Stock (the “Conversion Price”) shall be the lower of (A) fifty (50%) percent of the 10-day trailing average closing price of the Company’s Common Stock, calculated on the Conversion Date, or (B) $0.20 (the “Fixed Price Component”) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events and issuances of securities at specified lower prices).

1.3 Conversion Price Protection. The Conversion Price shall be subject to adjustment to prevent dilution in the event that the Company, during the time that the Notes are outstanding, issues additional shares of its Common Stock or any right or option to purchase its Common Stock or any other security convertible into its Common Stock (other than shares issued to employees, consultants or directors under a Company stock plan) at a purchase price less than the then applicable Conversion Price. In such an event, the Fixed Component of the Conversion Price shall be reduced, concurrently with such issuance, on a full ratchet basis. This protection does not apply if the Convertible Notes are prepaid at the time of such issuance.

1.4 Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note.

1.5

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Investor in whole or in part at any time from time to time after the date of this Note, by: (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication) and (B) subject to Section 1.5(b), surrendering this Note at the principal office of the Company.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Investor shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Investor and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Investor and the Company, so as not to require physical surrender of this Note upon each such conversion. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Investor may not transfer this Note unless the Investor first physically surrenders this Note tothe Company, whereupon the Company will forthwith issue and deliver upon the order of the Investor a new Note of like tenor, registered as the Investor (upon payment by the Investor of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Investor and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Investor (or in street name), and the Company shall not berequired to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Investor or the custodian in whose street name such shares are to be held for the Investor’s account) requesting the issuance thereof shall I have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(d) Delivery of Common Stock upon Conversion. Upon receipt by the Company from the Investor of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.5, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Investor certificates for the Common Stock issuable upon such conversion within thirty (30) days after such receipt (the “Deadline”) in accordance with the terms hereof.

(e) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Investor shall be deemed to be the Investor of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 1, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Investor shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Investor to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Investor of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 5:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Investor and its compliance with the provisions contained in Section 1.1 and in this Section 1.5, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Investor by crediting the account of Investor’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

1.6 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shar es are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.6 and who is an Accredited Investor (as defined in Rule 501 of Regulation D). Subject to the removal provisions set forth below, until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE INVESTOR), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Investor a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Investor under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Any such opinion under Rule 144 shall be conditioned upon the Investor’s understanding that no sales shall be made upon any date that the Company is not current in its filings of Forms 10 -K and 10-Q with the SEC.

1.7 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Investor, a Change of Control Transaction (as defined below) shall either: (i) be deemed to be an Event of Default (as defined in Article II) pursuant to which the Company shall be required to pay to the Investor upon the consummation of and as a condition to such transaction an amount equal to the unpaid principal balance and accrued interest under this Note, including, if applicable, any Optional Prepayment Amount or Prepayment Penalty Amount then due, or (ii) be treated pursuant to Section l.8(b) hereof. “Change of Control Transaction” shall mean any of (A) the sale, transfer, conveyance or disposition of all or substantially all of the assets of the Company, (B) any transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of the Company ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of the Company, who did not have such power before such transaction; or (C) the consolidation, merger, sale of capital stock, or other business combination of the Company with or into any other Person (as defined below) or Persons, following which the holders of Company capital stock immediately prior to such transaction do not hold in the aggregate at least a majority of the issued and outstanding capital stock of the surviving entity.

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(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any Change of Control Transaction or other exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, then the Investor of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Investor would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Investor of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this Section l.7(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange or sale of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Investor shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.7(b). The above provisions shall similarly apply to successive Change of Control Transactions, consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of its Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Investor of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Investor with respect to the shares of Common Stock issuable upon such conversion had such Investor been the Investor of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Intentionally Omitted

(e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.7, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Investor of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Investor, furnish to such Investor a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by Investor, the shares covered thereby shall be deemed converted into shares of Common Stock and (ii) the Investor’s rights as an Investor of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Investor because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if an Investor has not received certificates for all shares of Common Stock prior to the thirtieth (30th) day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then if elected by the Investor, the Investor shall regain the rights of an Investor of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Investor or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted and re-issue a note of identical terms to this Note.

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1.9 Prepayment. Subject to the Investor’s rights of conversion set forth in Section1.5 above, commencing 90 days after its Issue Date, the Company shall have a one-time right, exercisable on not less than thirty (30) days prior written notice to the Investor, to prepay the outstanding principal and accrued interest under the Note, in full and in accordance with this Section 1.9. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Investor of the Note at its registered address and shall state: (1) that the Company is exercising its right to prepay the Note, and (2) the date of prepayment, which shall be not more than thirty (30) days from the date of the Optional Prepayment Notice. Upon receipt of the Optional Prepayment Notice, Investor shall have ten (10) Business Days to deliver written notice to the Company of its election to convert the Note pursuant to Section 1.5, whereupon the Note shall be converted concurrent with the closing of a bona fide equity financing that raises funds in excess of the sum of the Optional Prepayment Amount and the Prepayment Penalty Amount (a “Qualified Financing”); provided, however, that where such Qualified Financing does not close within forty five (45) days of the delivery of the Optional Prepayment Notice, Investor’s conversion election shall terminate and lapse with no adverse impact on its rights hereunder and the Company shall have no further right of prepayment under this Section 1. 9. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Investor as specified by the Investor in writing to the Company at least one (1) business day prior to the Optional Prepayment Date. If the Company exercises its right to prepay the Note, the Company shall make payment to the Investor of an amount in cash equal to the sum of (i) the sum of: (x) the then outstanding principal amount of this Note plus (y) accrued and unpaid interest on the unpaid principal amount of this Note, to the Optional Prepayment Date (the “Optional Prepayment Amount”) and (ii) twelve percent (12%) times the Optional Prepayment Amount (the “Prepayment Penalty Amount”). For the avoidance of doubt, if following the delivery of an Optional Prepayment Notice, the Investor does not elect to convert and the Company then fails to pay the Optional Prepayment Amount and Prepayment Penalty Amount due to the Investor within ten (10) business days following the Optional Prepayment Date, the Company shall forever forfeit its right to prepay the Note pursuant to this Section 1.9.

2. Priority. The Investor shall share a fully perfected first priority security interest in all assets of the Company (including after-acquired assets) and all products and proceeds thereof, with Chester Aldridge. in accordance with the Company Secured Convertible Promissory Note issued on the date hereof in the principal amount of $545,606.96, on a pari passu basis. If the foregoing is not true or becomes untrue at any time, this Note shall become immediately due and payable.

3. Representations and Warrantiesof Company. The Company hereby represents and warrants to each Investor that the following representations are true and complete as of the date hereof:

(a) Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

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(b) Capitalization. As of June 30, 2018, the authorized capital of the Company consisted of:

1.	490,000,000 shares of Common Stock, 276,287,815 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

11.	5,000,000 shares of preferred stock of the Company, none of which are issued and outstanding.

(iii)	The Company has reserved 0 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company. In addition to the securities reserved under the Stock Plan, there are options, warrants, convertible instruments, and other rights to acquire O shares of preferred stock of the Company, and 3,691,172 shares of common stock of the Company; and no other such rights.

(c) Changes. Except as disclosed on Exhibit B attached hereto, since June 30, 2018, there has been no material change to the capitalization of the Company as represented in Section 3(b) hereof.

(d) Authorization. All corporate action required to be taken by the Company’s Board of Directors and, in the case of the Company stockholders, if required, in order to authorize the Company to enter into this Note, and to issue any shares of Common Stock issuable upon conversion, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Note, the performance of all obligations of the Company under the Note has been taken. The Note, when executed and delivered by the Company, shall constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(e) Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage in respect of which the Investor is not an obligee, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect. The execution, delivery and performance of the Note and the consummation of the transactions contemplated by the Note will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company, other than as provided herein.

(f) First Priority Security Interest. Except for the security interests held by the Investor and Chester Aldridge, there are no other security interests or liens affecting any assets of the Company; and the Investor has a perfected, first priority security interest in all assets of the Company (including after-acquired assets) and all products and proceeds thereof.

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4. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company that:

(a) Investment Intent. Investor is acquiring this Note and the equity securities issuable upon conversion of this Note (collectively, the “Securities”) solely for investment for his/her/its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, transferring, granting any participation in, or otherwise distributing the same. Investor does not have, with respect to any of the Securities, any contract, agreement, arrangement, commitment, undertaking or instrument, whether written or oral, with any Person to sell, transfer, grant participations or otherwise distribute the same to such Person or to any third Person. Investor has not been formed for the specific purpose of acquiring the Securities.

(b) Disclosure of Information. Investor has received, or has had full access to, all of the information he/she/it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, management, properties and financial condition of the Company.

(c) Investment Experience. Investor has experience as an investor in securities of companies in the development stage and is able to fend for himself/herself/itself, can bear the economic risk of his/her/its investment and has such knowledge and experience in financial or business matters that he/she/it is capable of evaluating the merits and risks of his/her/its investment in the Securities and protecting his/her/its own interests in connection with such investment. Investor acknowledges that any investment in the Securities involves an extremely high degree of risk and that the Company’s future prospects are uncertain. Investor is able, without materially impairing his/her/its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his/her/its investment.

(d) Accredited Investor. Investor either (i) is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC’) Rule 501 of Regulation D, as presently in effect, or (i) (A) certifies that he/she/it is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and is not acquiring the Securities for the account or benefit of any U.S. person, (B) agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Securities unless in compliance with the Securities Act, (C) agrees that any certificates for any Securities issued to him/her/it shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions with regard to such Securities may not be conducted unless in compliance with the Securities Act, and (D) agrees that the Company is hereby required to refuse to register any transfer of any Securities issued to Investor not made pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

5. Covenants.

(a) The Company covenants and agrees that, so long as any amounts remain due and payable under the Note, it shall not:

i. change its name or the state of its formation or relocate its chief executive office unless it first gives 30 days prior written notification to Investor; replace or suffer the departure of its chief executive officer or chief financial officer (if applicable) unless it delivers written notification to Investor within 10 days thereof; fail to appoint an interim replacement or fill a vacancy in the position of chief executive officer or chief financial officer (or someone who assumes the responsibilities of a chief financial officer) for more than 30 consecutive days;

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ii. without the prior written consent of the Investor, take action to liquidate, wind up, or otherwise cease to conduct business in the ordinary course; engage in any business, or permit any of its subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by the Company; change its fiscal year end;

iii. without the prior written consent of the Investor, effect a Change in Control Transaction;

iv. without the prior written consent of the Investor, merge or consolidate, or permit any of its subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a subsidiary into another subsidiary or into the Company), or acquire, or permit any of its subsidiaries to acquire, all or substantially all of the capital stock or property of another person or entity, or enter into any agreement related to the foregoing;

v. create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness (as defined below), or permit any subsidiary so to do, unless the same is subordinated to the Notes regarding priority, security and repayment or prepay any Indebtedness or take any actions which impose on the Company an obligation to prepay any Indebtedness, except Indebtedness to Investor;

vi. after the date hereof, create, incur, assume, guarantee or be or remain liable with respect to any new Indebtedness for borrowed money in excess of $500,000 in the aggregate, or permit any subsidiary so to do;

vii. after the date hereof, create, incur, assume, guarantee or be or remain liable with respect to any new Indebtedness for borrowed money, or permit any subsidiary so to do, unless the same is evidenced by an agreement or instrument containing the following unconditional provision, without any exception thereto:

“The undersigned acknowledges and agrees that all claims, liens and encumbrances it may have, whether now existing or hereafter acquired, in any asset or property (whether tangible or intangible and whether real or personal) of the Company, whether such asset or property is now owned or hereafter acquired or now existing or hereafter created and wherever located, are unconditionally subordinate and junior in right of priority and rank to any and all senior security interests, deeds of trust, mortgages and other claims, liens and encumbrances that exist now or at any time hereafter in the same property, including without limitation any interest of 085129 BC Ltd., Chester Aldridge, Doug Froese, any of their affiliates or successors in interest, or any party to which such interests are transferred.”

viii. create, incur, assume or allow any lien or encumbrance with respect to its property, or assign or otherwise convey any right to receive income, provided that the foregoing shall not restrict the Company from granting a purchase money security interest on equipment that is leased or purchased on credit and secured by such specific piece of equipment;

ix. without the prior written consent of the Investor, pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock;

x. without the prior written consent of the Investor, directly or indirectly acquire or own an investment in, or make any investment in or to, any person or entity, or permit any of its subsidiaries so to do;

xi. without the prior written consent of the Investor, directly or indirectly enter into or permit to exist any material transaction with any affiliate of Company;

xii. make any payment in respect of any Indebtedness for borrowed money other than this Note, or permit any of its subsidiaries to make any such payment;

xiii. store any inventory or equipment with a bailee, warehouseman, collocation facility or similar third party unless the third party has been notified of lnvestor’s security interest and Investor (a) has received an acknowledgment from the third party that it is holding or will hold the inventory or equipment for Investor’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such inventory or equipment. Except for inventory sold in the ordinary course of business, and except for such other locations as Investor may approve in writing, Company shall keep the inventory and equipment only at its principal place of business in Washington State, as identified in the Amended and Restated Security Agreement of even date hereof; and

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xiv. agree or become otherwise obligated to do any of the foregoing matters described in this Section 5.

“Indebtedness for borrowed money” shall mean all liabilities, obligations and indebtedness for borrowed money.

“Indebtedness” shall mean any and all amounts and/or liabilities owing from time to time by the Company to any person or entity, including Investor, direct or indirect, liquidated or contingent, now existing or hereafter arising, in respect of: (a) all liabilities, obligations and indebtedness for borrowed money; (b) obligations with respect to capital leases or other capitalized agreements that are properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of the Company evidenced by bonds, debentures, promissory notes or other similar instruments representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services of the Company; (e) all obligations created or arising under any conditional sale or other title retention agreement; (f) all secured indebtedness;

all direct and contingent obligations of the Company arising under any letters of credit or bankers’ acceptance facilities or similar instrument and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (h) obligations under any synthetic lease, tax retention operating lease, off- balance sheet loan or similar off balance sheet financing product or arrangement; (i) obligations with respect to principal under contingent obligations for the repayment of money or the deferred purchase price of property, whether or not then due and payable (calculated as the maximum amount of such principal); and (i) all guaranty obligations of the Company with respect to Indebtedness of any other person or entity.

xv. The Company further covenants and agrees that so long as any amounts remain due and payable under the Note it shall at any time when the Company is not a reporting company under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, or is not current with its periodic reporting obligations thereunder, as soon as practicable following Investor’s written request, provide to Investor a budget and business plan for the next fiscal quarter (collectively, the “Budget”), which such Budget shall be prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, subject to Investor approval.

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6. Investor Rights. It is acknowledged and agreed that:

(a) Notwithstanding Investor or Chester Aldridge’s rights under any other agreement or instrument between the Company and Investor, for so long as any amounts remain due and payable under this Note or any other agreement or instrument between the Company and Investor, Investor shall have a right to designate and appoint (and upon written notice removal) of two (2) members of the Company’s Board of Directors to serve as directors of the Board of Directors of the Company, and which nominees are initially designated by Investor to be Nello Gonfinatini and David Thompson; provided, however, that where amounts remain due and payable to each of Investor and Chester Aldridge or any affiliate thereof, they shall mutually designate and appoint any director replacement for either or both of Nello Gonfiantini and David Thompson in the event of their resignation or other termination as members of the Company’s Board of Directors; and the size of the Company’s Board of Directors shall be no more than five (5) directors; and

(b) any additional debt or equity capital provided by Investor to the Company or any affiliate thereof shall be provided on terms no less favorable to Investor than the terms provided herein or in any agreement or instrument between the Company and any third party made from and after October 1, 2016 and Company agrees to take such action as is required to alter, amend or restate any agreement or instrument between the Company and Investor to implement and effect such terms.

7. Restrictions on Transfer.

(a) Restricted Securities. Investor understands that the Securities have not been, and may not be, (i) registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Investor’s investment intent and the accuracy of Investor’s representations and warranties as expressed herein or (ii) registered or qualified in any state in which they are offered. Investor also understands that the Securities are “restricted securities” under applicable federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, pursuant to such laws, Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities or an exemption from such registration and qualification requirements is available. Investor acknowledges that, except as otherwise provided herein, the Company has no obligation to register or qualify the Securities for resale and that, if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, without limitation, the time and manner of sale, the holding period for the securities and requirements relating to the Company which are outside of Investor’s control and which the Company is under no obligation, and may not be able, tosatisfy.

(b) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth herein, Investor agrees not to make any sale or disposition of all or any portion of the Securities unless and until the transferee has agreed, in writing, for the benefit of the Company to be subject to the terms and conditions of this Section 7 to the same extent as if the transferee were the original Investor of this Note and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

(ii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such sale or disposition will not require registration under the Securities Act or any applicable state securities laws; provided, however, that, no such opinion shall be required for sales or dispositions made in compliance with SEC Rule 144.

Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by (x) Investor (if Investor is a partnership or limited liability company) to a partner (or retired partner) or member (or retired member) of lnvestor, or to the estate of any such partner, retired partner, member or retired member, or (y) gift, will or intestate succession to Investor’s spouse, siblings, lineal descendants or ancestors or affiliates; provided, however, that the transferee agrees, in writing, to be subject to all of the terms and conditions of this Section 7 to the same extent as if the transferee were the original Investor of this Note. The Company may issue stop-transfer instructions to its transfer agent in connection with the transfer restrictions set forth in this Note.

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(c) Registration, Exchange and Replacement of Note. The Company will keep books for the registration (and registration of transfer) of this Note. The registration (and registration of transfer) of this Note shall, at all times, conform to the requirements of U.S. Treasury Regulations Section 1.871-14(c), which specifies the “registered form” requirements for exemption from U.S. federal income taxation of foreign individuals and corporations on interest from certain “portfolio debt” obligations. Prior to presentation of this Note for registration or transfer, the Company shall treat the Person in whose name this Note is registered as the owner and Investor of this Note for all purposes, whether or not this Note is overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on, or conditions to, transfer set forth herein, the Investor of this Note may, at its option, in person or by duly authorized attorney, surrender this Note for exchange at the Company’s principal office and, promptly thereafter, at the Company’s expense, receive in exchange therefor one or more new notes for the same aggregate principal amount as the then unpaid principal amount of this Note so surrendered, dividing such unpaid principal amount among the new note or notes, as applicable, in the proportions so requested, in writing, by such Investor or his/her/its duly authorized attorney, dated the date to which interest shall have been paid on this Note so surrendered (or, if no interest shall have yet been so paid, dated the date of this Note so surrendered) and registered in the name of such Person or Persons as shall have been designated, in writing, by such Investor or his/her/its duly authorized attorney. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Note and either (i) the receipt of an indemnity relating to such loss, theft or destruction that is reasonably acceptable to the Company (in the case of loss, theft or destruction) or (ii) surrender of this Note (in the case of mutilation), the Company shall, at its expense, execute and deliver in lieu of this Note a new note executed in the same manner as this Note being replaced, in the same principal amount as the then unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note (or, if no interest shall have yet been so paid, dated the date of this Note).

8. Events of Default.

(a) The Company fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

(b) the Company fails to reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note;

(c) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

(d) the Company suffers the resignation of a majority of its Board of Directors in anticipation of, or in connection with, any event or action contemplated by Section 8(c) above and thereafter fails to fill the resulting vacancies within fifteen (15) days;

(e) an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing;

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(f) there is a breach by the Company or any of its executives or stakeholders under any other instrument or agreement with Investor or Chester Aldridge (including, without limitation, any other promissory note of the Company), the Security Agreement dated on or about the date hereof and the warrant of issue date May 15, 2017, issued to 0851229 BC Ltd., and the warrant of issue date May 15, 2017 issued by the Company to Chester Aldridge, or the Deferral, Subordination and Board Seat Agreement dated February 8, 2016 (together, the “Loan Documents”) (as the same may be amended, modified or restated from time to time and any Loan Documents exchanged or substituted for the Loan Documents).

Upon the occurrence of an Event of Default, (a) the Note shall become immediately due and payable,(b) the interest rate under the Note shall thereafter increase to 20% (provided that if such amount is not then permitted by law, the interest rate shall increase to the highest amount then permitted by applicable law); and (c) the Investor shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware.

9. Miscellaneous.

(a) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery hereof and shall in no way be affected by any investigation made by or on behalf of any party hereto.

(b) Successors and Assigns. Subject to the restrictions on transfer described herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors, administrators and transferees of the parties hereto. Nothing herein, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, permitted assigns, heirs, executors and administrators any rights, duties or obligations under or byreasonof this Note, except as expressly provided herein.

(c) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles.

(d) Interpretation. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(e) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs pre-paid), (iii) when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified or registered mail, return receipt requested, postage pre-paid, in each case to the addresses, facsimile numbers and e-mail addresses and marked to the attention of the person (by name or title) designated on the signature page hereto or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.

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(f) Amendments and Waivers. No provision of this Note may be amended or waived without the written consent of the Company and Investor. No waivers of, or exceptions to, any term, condition or provision hereof, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of, or exception to, any such term, condition or provision. Notwithstanding the foregoing, the registered form requirements of U.S. Treas ury Regulations Section 1.871-14(c) in clause 7(c) above may not be amended, waived or otherwise modified.

(g) Expenses; Waivers. The Company shall pay all of Investor’s costs and expenses, including reasonable attorney’s fees and disbursements up to approximately $25,000 through the date hereof, plus such reasonable amounts as may hereafter be incurred inconnection with in connection with the negotiation, execution and delivery of this Note, the Warrant, the Amended and Restated Security Agreement, the Subordination Agreement, the Deferral, Subordination and Board Seat Agreement, and any other agreements with Investor. If action is instituted to collect this Note, the Company shall pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

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IN WITNESS WHEREOF, the parties have caused this First Priority Convertible Promissory Note to be duly executed and issued as of the date first written above.

Diego Pellicer Worldwide, Inc.

By:
Name:	Ronald Throgmartin
Title:	Chief Executive Officer

Address:	6160 Plumas Street
Suite # 100
Reno, NV 89519

Facsimile:	(678) 541-7200
E-mail:	Ron@Diego-Pellicer.com

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IN WITNESS WHEREOF, the parties have caused this First Priority Convertible Promissory Note to be duly executed and issued as of the date first written above.

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Exhibit A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $                       of the principal amount and accrued interest of the Note (defined below) into Shares of Common Stock of Diego Pellicer Worldwide, Inc., a Delaware Corporation (the “Company”) according to the conditions of the First Priority Convertible Promissory Note of the Company dated as of June 29, 2018 (the “Note”). No fee will be charged to the Investor or Investor’s Custodian for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

___	The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _________________________________________
Account Number:_________________________________________

___	The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Investor’s calculation attached hereto) in the name(s) specified immediately below:

Date of Conversion:

Conversion Price:

Shares to Be Delivered:

Remaining Principal
Balance Due After This
Conversion:

Signature

Print Name:

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Exhibit B

Section 3 (c): Changes

(g) As of June 30, 2018, the authorized capital of the Company consisted of:

1.	490,000,000 shares of Common Stock, 276,287,815 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

11.	5,000,000 shares of preferred stock of the Company, none of which are issued and outstanding.

(iii)	The Company has reserved 0 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company. In addition to the securities reserved under the Stock Plan, there are options, warrants, convertible instruments, and other rights to acquire O shares of preferred stock of the Company, and 3,691,172 shares of common stock of the Company; and no other such rights.

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